FRANCISCO V. AGUILAR

Secretary of State

401 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Business Number

E0361192011-4

Filing Number

20254866203

Filed On

05/01/2025

Certificate of Change Pursuant to NRS 78.209

INSTRUCTIONS:

1.  Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2.  Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3.  Indicate the number of authorized shares and par value, if any of each class or series after the change.

4.  Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5.  Indicate provisions, if any, regarding fractional shares that are affected by the change.

6.  NRS required statement.

7.  This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8.  Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: IQSTEL INC. Entity or Nevada Business Identification Number (NVID): NV20111422847
2. Current Authorized Shares:

The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

300,000,000 shares of common stock, par value $0.001 per share

1,200,000 shares of preferred stock, par value $0.001 per share

3. Authorized Shares After Change:

The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

3,750,000 shares of common stock, par value $0.001 per share

1,200,000 shares of preferred stock, par value $0.001 per share

4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
1 share will be issued for every 80 shares of common stock outstanding
5. Provisions:

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares of common stock shall be rounded up to the next whole number.

6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective Date and time: (Optional)	Date: 05/02/2025 Time: 12:00 a.m. (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X Leandro Iglesias CEO 04/30/2025 Signature of Officer Title Date